Exhibit 99.1

For Information, contact:

Craig Dynes

Chief Financial Officer

617-866-6020

CDynes@pega.com

Pegasystems Announces Record Revenue of $64.8 Million and Net Income of

$6.0 Million for Third Quarter of 2009;

Provides Guidance for Continued Growth in 2010

CAMBRIDGE, Mass. – November 3, 2009 – Pegasystems Inc. (NASDAQ: PEGA), the leader in Business Process Management (BPM) software solutions, today announced financial results for the third quarter and first nine months of 2009. Total revenue for the third quarter of 2009 increased 23% to $64.8 million compared to the third quarter of 2008. Net income for the third quarter of 2009 was $6.0 million compared to $2.4 million for the third quarter of 2008.

Total revenue for the first nine months of 2009 increased 25% to $191.1 million and net income increased to $25.9 million from $8.1 million compared to the same period last year. The Company generated $38.8 million in cash from operations during the first nine months of 2009 and had $198.4 million in cash, cash equivalents, and marketable securities as of September 30, 2009.

The following table presents selected financial information for the third quarter and first nine months of 2009 and 2008:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(In thousands, except per share amounts)
Software license	$28,358	$17,910	$82,045	$51,214
Maintenance	12,489	10,045	36,608	29,027
Professional services	23,974	24,743	72,413	72,054

Total revenue	$64,821	$52,698	$191,066	$152,295
Gross profit	$40,761	$32,142	$124,883	$91,414
Income from operations	$7,465	$3,441	$31,630	$8,191
Net income	$6,001	$2,351	$25,884	$8,147

Earnings per share, basic	$0.16	$0.06	$0.72	$0.23

Earnings per share, diluted	$0.16	$0.06	$0.68	$0.22

Business Perspective

“Our 60% license revenue growth for the first nine months of 2009 was driven by the rapid benefits our clients are achieving in automating their customer acquisition, service, case management, and customer experience processes,” said Alan Trefler, Chairman and CEO of Pegasystems. “Our ongoing investment in Build for Change® technology and industry frameworks continues to add capabilities that deliver pragmatic returns for clients in only a few months, an advantage in today’s economic environment.”

“Clients tell us that Pega’s unique ability to directly capture business objectives into our software enables highly efficient collaboration between business and IT that yields exceptional quality, speed to market and continuous improvement of business processes. We are seeing increased investment and commitment from our alliance partners, as they are growing practices to address the increased market adoption of our Build for Change® technology in both new and traditional markets,” concluded Mr. Trefler.

“In spite of the economy, we increased license signings and backlog,” added Craig Dynes, Pegasystems’ CFO. “This is the ninth consecutive quarter that we have set new records for quarterly revenue. We expect that in 2010 we will surpass another milestone with revenue in excess of $300 million. This is preliminary guidance that will be refined when we are able to evaluate business conditions at the end of 2009.”

Messrs. Trefler and Dynes will be hosting a conference call and live Webcast associated with this announcement at 9:00 a.m. ET on November 4, 2009. Dial-in information is as follows: (866) 882-0470 (domestic) or (703) 639-1476 (international).

To listen to the Webcast log onto www.pega.com at least 5 minutes prior to the event’s broadcast and click on the Webcast icon in the Investor Relations section. A replay of the call will also be available on www.pega.com in the Investor Relations section Audio Archives link.

Forward-Looking Statements

Certain statements contained in this press release may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “project,” “expect,” “plan,” “intend,” “believe,” “estimate,” “target,” “forecast,” “could”, “preliminary” and similar expressions, among others, identify forward-looking statements, which speak only as of the date the statement was made. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause the Company’s actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties include, without limitation, variation in demand and the difficulty in predicting the completion of product acceptance and other factors affecting the timing of our license revenue recognition, the mix of perpetual and term licenses and the level of term license renewals, our ability to develop new products and evolve existing ones, the impact on our business of the recent financial crisis in the global capital markets, the negative global economic trends and the ongoing consolidation in the financial services and healthcare markets, our ability to attract and retain key personnel, reliance on key third party relationships, the potential loss of vendor specific objective evidence for our professional services, and management of the Company’s growth. Further information regarding these and other factors which could cause the Company’s actual results to differ materially from any forward-looking statements contained in this press release is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and other recent filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release represent the Company’s views as of November 3, 2009. Investors are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved. Although subsequent events may cause the Company’s view to change, the Company does not undertake and specifically disclaims any obligation to publicly update or revise these forward-looking statements whether as the result of new information, future events or otherwise. The statements should therefore not be relied upon as representing the Company’s view as of any date subsequent to November 3, 2009.

About Pegasystems

Pegasystems (NASDAQ: PEGA), the leader in Business Process Management, provides software to drive revenue growth, productivity and agility for the world’s most sophisticated organizations. Customers use our award-winning SmartBPM® suite to improve customer service, reach new markets and boost operational effectiveness.

Our patented SmartBPM® technology makes enterprise applications easy to build and change by directly capturing business objectives and eliminating manual programming. SmartBPM® unifies business rules and processes into composite applications that leverage existing systems — empowering businesspeople and IT staff to Build for Change®, deliver value quickly and outperform their competitors.

Pegasystems’ suite is complemented by best-practice frameworks designed for leaders in financial services, insurance, healthcare, government, life sciences, communications, manufacturing and other industries.

Headquartered in Cambridge, MA, Pegasystems has offices in North America, Europe and Asia Pacific. Visit us at www.pega.com.

All trademarks are the property of their respective owners.

Pegasystems Inc.

Unaudited Condensed Consolidated Balance Sheets

	As of September 30, 2009	As of December 31, 2008
	(in thousands)
Current Assets:
Cash and cash equivalents	$56,419	$36,087
Marketable securities	141,936	131,142

Total cash, cash equivalents, and marketable securities	198,355	167,229
Trade accounts receivable, net	27,708	42,801
Short-term license installments	2,951	5,445
Deferred income taxes	4,338	4,351
Income taxes receivable and other current assets	10,729	4,151

Total current assets	244,081	223,977

Long-term license installments, net	3,321	5,413
Property and equipment, net	7,487	5,723
Long-term deferred income taxes and other assets	8,536	8,117
Intangible assets, net	372	479
Goodwill	2,391	2,141

Total assets	$266,188	$245,850

Current liabilities:
Accounts payable	$5,333	$4,726
Accrued expenses	6,605	9,925
Accrued compensation and related expenses	18,123	18,015
Deferred revenue	27,818	32,231

Total current liabilities	57,879	64,897
Income taxes payable	5,274	5,665
Other long-term liabilities	1,909	2,174

Total liabilities	65,062	72,736

Stockholders’ equity:	201,126	173,114

Total liabilities and stockholders’ equity	$266,188	$245,850

Pegasystems Inc.

Unaudited Condensed Consolidated Statements of Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

	(in thousands, except per share amounts)

Revenue:
Software license	$28,358	$17,910	$82,045	$51,214
Maintenance	12,489	10,045	36,608	29,027
Professional services	23,974	24,743	72,413	72,054

Total Revenue	64,821	52,698	191,066	152,295

Cost of revenue:
Cost of software license	28	30	90	64
Cost of maintenance	1,558	1,454	4,452	4,006
Cost of professional services	22,474	19,072	61,641	56,811

Total cost of revenue (1)	24,060	20,556	66,183	60,881

Gross Profit	40,761	32,142	124,883	91,414

Operating expenses:
Selling and marketing	19,568	15,698	51,663	45,036
Research and development	9,930	7,936	28,198	22,832
General and administrative	3,798	5,067	13,392	15,355

Total operating expenses (1)	33,296	28,701	93,253	83,223

Income from operations	7,465	3,441	31,630	8,191
Installment receivable interest income	74	95	224	248
Other interest income, net	721	1,151	2,404	4,104
Foreign currency transaction gain (loss)	266	(2,010)	2,377	(1,759)
Other income, net	—	40	17	139

Income before provision for income taxes	8,526	2,717	36,652	10,923
Provision for income taxes	2,525	366	10,768	2,776

Net income	$6,001	$2,351	$25,884	$8,147

Earnings per share
Basic	$0.16	$0.06	$0.72	$0.23

Diluted	$0.16	$0.06	$0.68	$0.22

Weighted-average number of common shares outstanding

Basic	36,462	36,419	36,035	36,201

Diluted	38,441	38,212	37,955	37,668

Cash dividends declared per share	$0.03	$0.03	$0.09	$0.09

(1) Includes stock-based compensation as follows:
Cost of revenue	$250	$238	$884	$703
Operating expenses	$715	$591	$2,639	$1,849

Pegasystems Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2009	2008
	(in thousands)
Operating activities:
Net income	$25,884	$8,147
Adjustments to reconcile net income to cash provided by operating activities:
Excess tax benefit from stock options and deferred income taxes	(15,310)	(4,046)
Depreciation, amortization, and other non-cash items	4,984	2,668
Stock-based compensation expense	3,523	2,552
Change in operating assets and liabilities, and other, net	19,758	23,550

Cash provided by operating activities	38,839	32,871

Cash used in investing activities	(17,650)	(12,318)

Cash used in financing activities	(2,071)	(5,526)

Effect of exchange rate on cash and cash equivalents	1,214	(560)

Net increase in cash and cash equivalents	20,332	14,467
Cash and cash equivalents, beginning of period	36,087	26,710

Cash and cash equivalents, end of period	$56,419	$41,177